As filed with the Securities and Exchange Commission on January 26, 2023.

Registration No. 333-257648

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-3 Registration No. 333-257648

UNDER THE SECURITIES ACT OF 1933

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3153858
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

345 Inverness Drive South

Building B, Suite 250

Englewood, CO 80112

Telephone: (720) 696-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Durbin
345 Inverness Drive South
Building B, Suite 250
Englewood, CO 80112
Telephone: (720) 696-8100
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Shoaib Ghias, Esq. Goodwin Procter LLP Three Embarcadero Center San Francisco, CA 94111 (415) 733-6000

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities Exchange Commission (the “SEC”) by Viveve Medical, Inc. (the “Registrant”):

•	Registration Statement No. 333-257648, originally filed with the SEC on July 2, 2021, as amended by Amendment No. 1 on September 23, 2022.

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statement as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on January 26, 2023.

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Scott Durbin, Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.